EXABYTE CORPORATION

AMENDED AND RESTATED 1997 NON-OFFICER STOCK OPTION PLAN

Initially Adopted December 23, 1997
Amended and Restated January 19, 2001
and Further Restated June 1, 2001
Stockholder Approval Not Required

1. Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Consultants who are not Officers or Directors may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Nonstatutory Stock Options.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants (other than Officers and Directors), to secure and retain the services of such new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) "Company" means Exabyte Corporation, a Delaware corporation.

(f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company.

(g) "Continuous Service" means that the Optionee's employment or service with the Company or an Affiliate of the Company, whether in the Optionee's capacity as an Employee or a Consultant at the time the Option is granted or whether in a different future capacity, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such employment or service, provided that there is no interruption or termination of the Optionee's Continuous Service. Therefore, an Optionee's capacity may change to that of an Officer or a Director even though the Optionee initially would not have been eligible to be granted an Option in the capacity of an Officer or Director. The Board or the Chief Executive Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h) "Director" means a member of the Board.

(i) "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on (i) the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or (ii) if the day of determination is not a trading day, then the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

           (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

(p) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(q) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

(r) "Plan" means this Amended and Restated Exabyte Corporation 1997 Non-Officer Stock Option Plan.

(s) "Securities Act" means the Securities Act of 1933, as amended.

3. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

           (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

           (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

           (3) To amend the Plan or an Option as provided in Section 11.

           (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject To The Plan.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate Six Million Five Hundred Thousand (6,500,000) shares of Common Stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

Options may be granted only to Employees and Consultants who are not Officers or Directors.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the Company's stockholders, the Board shall not (i) grant any Option with an exercise price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant or (ii) reduce the exercise price of any Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and the exercise price of an Option may be reduced in connection with any adjustment made pursuant to Section 10(a) of this Plan.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board at the time of the grant of the Option, in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability. An Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of an Option, the Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, an Option may be transferred by an Optionee solely to (i) members of the Optionee's immediate family (children, grandchildren, and spouse); (ii) trusts for the benefit of such family members; or (iii) partnerships where the only partners are such family members.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

(f) Termination of Continuous Service. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          An Optionee's Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

(g) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date six (6) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7. Covenants Of The Company.

(a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8. Use Of Proceeds From Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. Miscellaneous.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest. Notwithstanding the foregoing, in the event of a change in control, as defined in a change in control agreement between an Optionee and the Company, the Option shall be accelerated as set forth in such change in control agreement between such Optionee and the Company.

(b) Neither an Optionee nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionee or other holder of Options any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

(d) [Reserved]

10. Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

(b) In the event of a change in control, as defined in a change in control agreement between an Optionee and the Company, Options shall be adjusted pursuant to such change in control agreement.

11. Amendment Of The Plan and Options.

(a) The Board at any time, and from time to time, may amend the Plan.

(b) The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, except that any amendment to Section 6(b) of the Plan that impairs or limits the requirement for stockholder approval set for the therein shall be submitted to stockholder approval.

(c) Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

(d) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. Termination Or Suspension Of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13. Effective Date Of Plan.

The Plan as amended and restated shall become effective on the date adopted by the Board.